EXHIBIT 1.2

                          THE COMPANIES LAW, 5759-1999

                       A PUBLIC COMPANY LIMITED BY SHARES

                                   ARTICLES OF

                        G. WILLI-FOOD INTERNATIONAL LTD.

                                     GENERAL

1.   NAME OF THE COMPANY

     The name of the Company is:
     and in English: G. WILLI-FOOD INTERNATIONAL LTD.

2.   DEFINITIONS AND INTERPRETATION

     In these Articles each of the following terms shall have the meaning appearing opposite it, unless the context requires or implies otherwise:

     2.1  "THE COMPANY" - The company whose name appears above.

     2.2 "THE COMPANIES ORDINANCE" - The Companies Ordinance (New Version), 5743-1983.

     2.3 "THE COMPANIES LAW" - The Companies Law, 5759-1999, and any amendment or change thereto, including those sections of the Companies Ordinance which have not been cancelled by the provisions of the Companies Law, and any amendment or change thereto. Any reference to a section in the Companies Law or to any one of the abovementioned sections of the Companies Ordinance shall be deemed a reference to any re-enactment or change of the said section as shall then be in force.

     2.4 "THE LAW" - The Companies Law as well as any other enactment then in force applying to companies and concerning the Company as well.

     2.5 "THE ARTICLES" or "THESE ARTICLES" - The Articles of Association of the Company, including amendments (if any) as they are in force for the time being.

     2.6 "THE BOARD OF DIRECTORS" - The Board of Directors of the Company officiating at that time.

     2.7 "DIRECTOR" or "MEMBER OF THE BOARD OF DIRECTORS" - Any Member of the Company's Board of Directors, including a person actually serving in the office of a Director with whatever job description he may have at that time.

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     2.8  "THE OFFICE" or "THE REGISTERED OFFICE" - The registered office of the
          Company at that time.

     2.9 "SHAREHOLDERS REGISTER" or "THE REGISTER" - The Register of Shareholders of the Company that is to be kept according to the Law.

     2.10 "HOLDER" or "SHAREHOLDER" or "MEMBER" - Whoever is registered in the Shareholders Register as the owner of a Share.

     2.11 "GENERAL MEETING" - Annual Meeting or Special Meeting of the Shareholders.

     2.12 "ANNUAL MEETING" - General Meeting of the Shareholders pursuant to
          Section 60 of the Companies Law.

     2.13 "SPECIAL MEETING" - General Meeting of the Company's Shareholders not being an Annual Meeting.

     2.13 "CLASS MEETING" - Meeting of the Holders of a Class of Shares.

     2.15 "GENERAL MANAGER" - The general manager of the Company appointed according to these Articles.

     2.16 "RESOLUTION" or "ORDINARY RESOLUTION" - A resolution passed by the General Meeting of the Company's Shareholders (and in the case of a Class Meeting - by such Class Meeting) by a majority of the Shareholders (or the Holders of the Class of Shares) or their duly appointed proxies present and participating in the voting.

     2.17 "AUDITOR" - the auditing accountant appointed or who must be appointed to this office in the Company pursuant to the provisions of the Companies Law.

     2.18 "WRITTEN" or "IN WRITING" - shall include print, lithography, and any other legible form of writing or impression of letters, digits or other symbols in a visible or visually decipherable form, including material transmitted by letter, telex, or cable, or by facsimile or by electronic mail or by any other means of electronic communication producing a legible copy of the transmitted material.

     2.19 "VOTING INSTRUMENT" - a written form for Shareholders to use, according to these Articles and the Law, in voting at General Meetings.

3. Subject to the provisions of Article 2 above, the words and expressions in these Articles shall have the meaning attributed to them at that time in the Companies Law, unless such meaning is not consistent with the subject or content written; words in the singular shall include the plural and vice versa; words in the masculine shall include the feminine and vice versa; and reference to a person shall also include corporate bodies. Whenever these Articles determine a period by number of days or weeks from a given date, such given date shall not be included in that period. Captions in these Articles at the head of an article or chapter are not part of the Articles and are not to be taken into account for the purpose of interpreting the Articles.


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4.   If the context does not imply otherwise, any reference in these Articles to any law or regulation or enactment will include any changes therein or enactment or re-enactment thereof, as well as any law, regulation or other enactment replacing them.

     THE PUBLIC COMPANY

5.   The Company is a public company as defined in the Law. Therefore:

     5.1  No limitations will apply to the transfer of its Shares.

     5.2  The number of Shareholders is unlimited.

     5.3 The Company may issue any form of its Shares or other securities to the public.

     5.4  Liability of the Shareholders is limited to the payment of the nominal
          (par) value of the unpaid issued Share Capital of the Company.

     OBJECTS OF THE COMPANY AND ITS POWER TO MAKE DONATIONS

6.   6.1 The objects for which this Company is established are:

          6.1.1 To engage with import and export of products and other commodities.

          6.1.2 To engage with marketing of products and other commodities.

     6.2 The Board of Directors may embark on any one of the businesses which the Company may deal in specifically or by implication, as well as withdraw from any such business at any time it deems fit.

     6.3 The Company may donate a reasonable amount for any purpose it deems proper, even if such donation is not within the framework of its commercial regard for the creation of its profits.

     THE COMPANY'S SHARE CAPITAL AND THE RIGHTS OF THE HOLDERS OF ORDINARY
     SHARES

7. The authorized Share Capital of the Company is NIS. 5,000,000 (Five Million New Israeli Shekels) divided into 49,893,520 (Forty Nine Million Eight Hundred and Ninety Three Thousand Five Hundred and Twenty) Ordinary Shares of NIS.0.1 (Zero Point One New Israeli Shekels) and 106,480 (One Hundred and Six Thousand Four Hundred and Eighty) Preference Shares of NIS.0.1 (Zero Point One New Israeli Shekels) each ranking pari passu. The Company may alter its Share Capital in accordance with the provisions of the Companies Law and these Articles.

8. Each of the Ordinary Shares shall confer on the Holder thereof the following rights:

     8.1 The right to receive Notices of General Meetings of the Company, to be present, participate and vote therein.


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     8.2  The right to one (1) vote in the General Meetings of the Company in which a ballot by poll takes place.

     8.3 The right to participate pari passu with all other Holders of the Company's Ordinary Shares in any distribution of dividend (whether in cash, assets, or in any other legal form) resolved by the Company, as well as the right to participate pari passu with all other Holders of the Company's Ordinary Shares in any distribution of Bonus Shares resolved by the Company.

     8.4 The right to receive any return of capital, pari passu with all other Holders of the Company's Ordinary Shares, upon the dissolution of the Company

     8.5 The right to participate, pari passu with all other Holders of the Company's Ordinary Shares, in the distribution of the surplus of the Company's assets available for distribution upon its dissolution, remaining after the Company has paid the Holders of the Ordinary Shares all the amounts payable as return of capital.

     8.6 This Article is subject to the provisions of Sections 308 and 309 of the Companies Law relating to dormant Shares or to Shares acquired by subsidiaries of the Company, if and to the extent there are any at that time.

     LIMITATION OF SHAREHOLDERS LIABILITY

9. 9.1 The liability of a Member in respect of the Company's debts and obligations shall be limited to the unpaid balance of the amount (including premium) undertaken by him as consideration for the Shares held by him, but not less than the par value of such Shares, and always subject to the provisions of Section 304 of the Companies Law.

     9.2 Where two (2) or more are registered jointly in the Shareholders Register as Holders of a Share, they shall be responsible jointly and severally for any call or other liability in connection with that Share. However, for the purpose of voting, proxy and giving notices, the Shareholder appearing first in the Shareholders Register shall be deemed sole Holder of such Share, unless and until all the persons registered as joint Shareholders have notified the Company in writing that another among them should be considered as sole Holder of the Shares as set out above.

     REGISTERED OFFICE

10. The Registered Office of the Company will be situated in Israel at a place to be determined from time to time by the Board of Directors.

     SHAREHOLDERS REGISTER

11. The Company shall keep a Register of Shareholders and will record therein the following particulars:

     11.1 In respect to the Shares registered in the name of a Shareholder:


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          11.1.1 the name, identity number and address of each Shareholder, as notified to the Company;

          11.1.2 the number and class of Shares held by each Shareholder, stating their par value and - in the event that a certain amount has not yet been paid on account of the consideration determined for such Shares - the amount not yet paid;

          11.1.3 the date of allotment of the Shares or the date of their transfer to the Shareholder, as the case may be;

          11.1.4 Should the Shares have serial numbers, the Company shall note opposite the name of each Shareholder the respective numbers of the Shares registered in his name;

          11.1.5 the date on which any person has ceased to be a Shareholder in the Company; and

          11.1.6 all those other particulars which under the Companies Law or these Articles are required or permitted to be recorded therein.

     11.2 As regards dormant Shares, as defined in Section 308 of the Companies Law - their number and the date on which they became dormant.

     SHAREHOLDER

12. A Shareholder in the Company shall be whosoever is registered in the Shareholders Register as a Holder of the Shares. The Board of Directors shall register in the Shareholders Register the first Shareholders of the Company who have signed the Articles and will note beside the name of each of them the Shares allotted to him according to the Articles signed by him as above.

13. Wherever two (2) or more persons are registered jointly as the Holders of a Share, any one of them is duly authorized to give receipts binding all the joint Holders for any dividend or other moneys in connection with such Share, and the Company may pay all dividends or other moneys due in connection with the Share to one (1) or more of them at its discretion.

14. A Shareholder being a trustee shall be so registered in the Shareholders Register, stating that his holding is in trust and he shall be deemed a Shareholder for all intents and purposes. Should a trustee fail to inform the Company of his being a trustee, such trust shall not be recorded in the Shareholders Register. Except for the above provisions relating to noting the trusteeship in the Shareholders Register, the Company shall not be obliged to recognize the right to a Share or any other right in connection with such Share, except for the absolute and exclusive right relating thereto of the Shareholder registered in the Shareholders Register as the owner thereof.

     SHARE CERTIFICATES

15. 15.1 A Shareholder is entitled to receive from the Company a Share Certificate evidencing his ownership of the Company's Share.


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     15.2 Subject to the provisions relating to the form of a Share Certificate determined, if determined, by the Ministry of Justice pursuant to
          Section 180 of the Companies Law: (i) the following particulars shall be set out in the Share Certificate: the Company's authorized Share Capital, the name of the Shareholder, the number of Shares owned by him to which such certificate relates, the class of such Shares, their par value and serial numbers (to the extent that the Company's Shares are marked by serial numbers); as well as (ii) each Share Certificate shall bear the signature on the Company's stamp or its printed name, of a Director and/or of any other person appointed by the Board of Directors for that purpose.

     15.3 Whenever two (2) or more are registered in the Shareholders Register as joint owners of a Share, the Company shall not be obliged to issue more than one (1) Share Certificate to all the joint owners of the Share and the delivery of such Certificate to one (1) of the joint owners of a Share shall be deemed a delivery to all of them.

     15.4 If any Share Certificate is erased, mutilated, destroyed or lost, a new Share Certificate may be issued in lieu thereof based on such proof submitted and such indemnity given as the Board of Directors shall demand, and in the event of a mutilated Share Certificate - upon return of the old Certificate.

     CALLS

16. If the terms of allotment of any Shares of the Company do not specify a particular date for the payment of all the consideration which is to be paid therefore, or any part thereof, the Board of Directors may from time to time, if it deems fit, make calls on the Shareholders in respect of the amounts not yet paid for their Shares, whether on account of the par value of the Shares or on account of the premium, and each such Shareholder shall be obliged to pay the Company the amount so demanded from him not later than the date of payment set out in the notice containing the call; provided always that the Shareholder shall be given a prior notice of at least fourteen (14) days in respect of any call. The Board of Directors may at any time, by notice in writing, cancel the call or extend the time of its payment.

17. Joint owners of a Share shall be bound, jointly and severally, to pay the amounts set out in any call.

18. In the event that the amounts set out in the call have not been paid in whole or in part by the date of payment set out in the call, the Shareholders shall be obliged to pay linkage differences or interest (or both) on the amounts not so paid, all as shall be determined by the Board of Directors, from the due date until the date of actual payment; however, the Board of Directors may waive the linkage differences or the interest (in part or both).

19. Any amount which, under the conditions of issue of any share, has to be paid upon the allotment of the Shares or at a set time, whether on account of the par value of the Shares or on account of the premium, shall be deemed for the purposes of these Articles, as if a call were duly made in respect thereof by the Board of Directors in which the due date set out therein is the date of allotment or the date set for payment. In the event of non-payment of such amount at the time of allotment or on the date fixed for payment (whichever is the case) the provisions of these Articles relating to the payment of linkage differences or interest (or both), forfeiture of Shares or any other consequence of non-payment or default of payment by the Shareholders of the amount due from him to the Company in connection with the Shares will apply.


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20.  The Board of Directors may, if it deems fit, accept from a Shareholder wishing to prepay, all or part of the amounts due on account of his Shares (in addition to the payment of amounts actually demanded, if demanded) and the Board of Directors may pay him interest on the amounts so prepaid by him (or any part thereof) at the rate of interest agreed between the Board of Directors and the Shareholders.

21. A Shareholder shall not be entitled to receive a dividend (or bonus shares) and shall not be entitled to exercise any right as Shareholder unless he has paid in full all the notices of call delivered to him, or which according to these Articles are deemed to have been delivered to him, together with linkage differences, interest, and expenses payable by him under the provisions of these Articles in respect of calls which have not been paid by him on time.

22. A Member shall not be entitled to receive any notice of or to be present at any General Meeting or Class Meeting, nor to vote thereat or exercise any right of a Member, unless he has paid in full all the calls made which have become due, including linkage differences, interest and expenses, if any, in respect of any Shares held by him - whether by himself or jointly with another person.

23. When allotting Shares the Board of Directors may determine an arrangement distinguishing between Shareholders with respect to the amounts of calls and due dates.

     LIEN AND FORFEITURE OF SHARES

24. The Company shall have a lien and first charge on all Shares whose price (both par value and premium) has not been fully paid, as long as any payment in respect of Shares registered in the Shareholder's name is outstanding (whether such Shares are registered in his name only or jointly with another or others), whether or not the date for such payment has arrived, as well as in respect of his debts and obligations towards and contracts with the Company, whether alone or jointly with others. Such charge shall be in effect whether or not the due date for the implementation of payment or fulfillment of the said duties, obligations or such other contracts has arrived, and shall apply to all dividends resolved from time to time in connection with such Shares. No benefit shall be created with respect to any Share based on rules of equity, which shall invalidate such charge, provided that the Board of Directors may from time to time declare that a certain Share is temporarily or finally released in whole or in part from the provisions of this Article.

25. If a Member has not paid any calls for payment or any installments on the due date set therefor or prior thereto (whether on account of the par value of the Share or on account of the premium), the Board of Directors may at any time thereafter, for as long as the call for payment or installment remains unpaid, deliver a notice to that Member pursuant to Article 16 above, demanding payment from him with the linkage differences and interest accrued thereon, as well as any expenses incurred by the Company as a result of the non-payment. The notice shall state the place at which such payment shall be made. Should the Member not pay the amount due on the date set out in such notice, the Share in respect of which such notice was given shall be forfeited by a Resolution of the Board of Directors. The provisions of this Article will apply subject to the conditions agreed (if expressly agreed in writing) at the time of the allotment of any such Share. The forfeiture of a Share pursuant to this Article shall also include the dividends declared in respect of such Share, which have not been paid prior to forfeiture.


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26.  A document in writing signed by two (2) Members of the Board of Directors, attesting that a call has been made for payment in relation to a Share and that the Share was forfeited by a Resolution of the Board of Directors in that matter, and that all requirements relating to the forfeiture under these Articles have been complied with, shall constitute decisive proof against all persons entitled to that Share in respect of the facts set out in the document.

27. Each Share so forfeited shall become the Company's property and the Board of Directors may, subject to the provisions of Section 181 of the Companies Law and these Articles, re-allot or sell it on such terms and conditions and in such manner as it deems fit.

28. A share forfeited but not yet re-allotted or sold shall be a Dormant Share as defined in Section 308 of the Companies Law.

29. The Company is authorized to receive the consideration, if any, for the re-allotment or sale of a Share so forfeited and credit or set off such consideration on account of the amounts due and/or which may become due to the Company from the owner of such Share pursuant to the provisions of these Articles, and the person to whom such Share has been sold shall be entitled to be registered as the owner of that Share and shall be deemed owner of such Share and for all intents and purposes shall not be responsible for any use made by the Company of the funds paid by him for such Share, and furthermore, his title to the Share shall not be effected by reason of any act, omission, defect or invalidity in the proceedings of forfeiture or sale of such Share.

30. The Board of Directors may at any time prior to the sale of a Share cancel the forfeiture on such terms and conditions as it deems fit.

31. Any Member whose Shares were forfeited shall cease to be a Member in respect thereof, but nonetheless shall continue to be responsible for and obliged to pay the Company, and shall pay immediately, all balances due to the Company according to the calls, including expenses incurred at the time of forfeiture on account of such Shares or in respect thereof, all together with linkage differences and interest accrued on such amounts from the time of forfeiture to the date of actual payment at the rate determined by the Board of Directors, and the Board of Directors shall be entitled (but not obliged) to enforce the payment of such amounts, in whole or in part, if it so deems fit, unless the Shares so forfeited have been sold and the Company has received in full, all amounts due from the Shareholders together with the linkage differences, interest and expenses incurred by the Company in respect of such sale. If, after payment in full of the said amounts, the Company has surplus amounts, such surplus amounts shall be paid to the previous owner of the Share so forfeited.


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     BEARER SHARES AND REDEEMABLE SHARES

32.  32.1 The Company shall not issue Bearer Shares.

     32.2 Subject to the provisions of the Companies Law and these Articles, the Company may issue Redeemable Preference Shares and redeem them.

                        ALLOTMENT AND TRANSFER OF SHARES
                          OR THEIR TRANSMISSION BY LAW

     ALLOTMENT OF SHARES

33. The Shares shall be under the control of the Board of Directors, and unless otherwise set out in these Articles or unless otherwise resolved by the Company in General Meeting, in any event of allotment of new Shares, whether for a cash consideration or for a consideration other than cash, the Board of Directors shall be authorized to offer and allot the new Shares either to the Company's then present Shareholders, or to persons who are not Shareholders of the Company, all at the Board of Directors' absolute discretion, at such price and on such terms as the Board of Directors shall deem fit.

34. The Company may allot Shares for a consideration being, in whole or in part, other than cash, provided that the consideration for the Shares being other than cash is set out in a document in writing.

35. The Company may issue or allot Shares having rights equal to the existing Shares or having preferred rights, deferred rights, rights of redemption or other special rights, having rights or limitations either in relation to dividend, voting, appointment and dismissal of a Director, payment of Share Capital, participation in the distribution of the Company's assets, including distribution of surplus assets or in relation to any other matter, all as the Company shall from time to time determine.

     TRANSFER OF SHARES

36. 36.1 Subject to the restrictions in these Articles, Shares will be transferable. Every transfer must be in writing in any usual or common form, or in such other form as the Board of Directors may from time to time approve. The written form of transfer will be delivered to the Registered Office, accompanied by a true copy of the certificate of the Shares to be transferred, and any other evidence as the Board may require to prove the title of an intending transferor.

     36.2 The written form of transfer of a Share will be executed both by the transferor and the transferee. The transferor will be considered to remain the Shareholder until the name of the transferee is entered in the Register for the applicable Shares.

37. 37.1 Transfer of fully paid up shares is permissible by delivery of a deed of transfer, duly signed by both the transferor and transferee, to the registered office, accompanied by all the documents as provided in
          Article 36.1 above.

     37.2 The Board of Directors may decline to register any transfer of Shares, which have not been fully paid up, provided that the Board of Directors serves the transferee a written notice within two (2) months of the date the Company received a notice regarding the transfer.

38. 38.1 The Board of Directors may determine a fee to be charged for registration of a transfer.


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     38.2 The registration of transfers may be suspended at such times and for such periods as the Board of Directors may determine, not to exceed thirty (30) days in any calendar year.

     TRANSMISSION BY LAW

39. The executors or administrators of a deceased Holder of a person's Share not being a joint Holder or, if there are no executors or administrators, the persons beneficially entitled as heirs of the deceased Holder of the Share, and such persons only, shall be recognized by the Company as having any title to the Share. In the event of the demise of one (1) or more joint Holders of registered Shares, unless otherwise proved to the Company, the surviving Holders, and they only, shall be recognized by the Company as having title to such Shares, provided however that the above shall not release the estate of a deceased joint Holder from any responsibility or indebtedness in respect of any Share jointly held by him.

40. Any person becoming entitled to a Share in consequence of the death, liquidation, or bankruptcy of a Member (as the case may be) may, upon producing evidence of his rights as shall be required by the Board of Directors at its exclusive discretion , be registered as the owner of the Shares or, subject to the provisions contained in these Articles relating to the transfer of Shares, transfer them to another.

41. A person becoming entitled to a Share by reason of the death or bankruptcy of a Holder shall not be entitled to receive any dividends or other payments payable in connection with the Share, nor shall he be entitled to receive notices relating to the Company's Meetings or participate therein or vote thereat in respect of such Share, and in general he shall not be permitted to exercise any right of a Shareholder until after his registration as Shareholder in connection with such Share.

     INCREASE, REDUCTION OR ALTERATION OF CAPITAL

42. The Company may from time to time by Resolution of the General Meeting, increase its authorized share capital (whether or not its then-existing share capital has been wholly issued) in Shares with a nominal value and with preferred or deferred or other special rights (subject to any special rights in the existing share capital) or subject to any conditions or limitations in relation to dividends, the return on capital, voting, or relating to any other matter, all as the General Meeting shall determine in its Resolution relating to the increase of capital.

43. Unless otherwise determined in the Resolution increasing the Share Capital, the new Shares shall be subject to the same provisions applicable to the Shares of the original capital including all provisions applicable to such capital in respect of the right to title, payment of calls, lien, forfeiture and transfer, including transmission by law as set out in Articles 39 to 41 (inclusive) above.

44. Subject to the provisions of the Companies Law, the Company may from time to time by Resolution of the General Meeting:

     44.1 Consolidate its share capital or any part thereof and divide it into Shares of greater value than its existing Shares;


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     44.2 By subdivision of its existing Shares, or any of them, divide the whole, or any part, of its share capital into Shares of lesser value than that of the existing shares

     44.3 Cancel any authorized share capital which has not been allotted, provided always that there is no undertaking of the Company, including a contingent undertaking, to allot such share capital;

     44.4 To implement a reduction of capital by way of distribution, pursuant to Section 30.3 of the Companies Law, provided always that the Court's approval therefor has been obtained.

45. If at any time the share capital of the Company is divided into different classes, then:

     45.1 The Company may, by Resolution of the General Meeting, vary the rights attached to any class of Shares on the Company's stamp or its printed name (unless otherwise determined in the terms of issue of the Shares of such class) after obtaining a consent in writing of the Holders of the majority of the issued Shares of that class, or with the approval of a Resolution duly passed at a Class Meeting of the Holders of such class of Shares. For the purpose of this Article, any change in the Articles affecting the rights of a class of Shares shall be considered as a variation in the rights attached to the Shares of that class.

     45.2 Where pursuant to the provisions of the Companies Law or the provisions of these Articles, Meetings of Class Shareholders must be held, then the provisions of these Articles relating to the General Meeting shall, mutatis mutandis, apply to those Meetings.

                                 GENERAL MEETING

     CONVENING OF A GENERAL MEETING

46. A General Meeting of the Company shall be held once in every year at such time, not being more than fifteen (15) months after the holding of the last preceding General Meeting, and at such place as may be prescribed by the Board of Directors provided it is in Israel.

47. 47.1 The Board of Directors will convene a Special Meeting on receipt of a written request from any of:

          47.1.1 two (2) Directors or twenty-five percent (25%) of the total number of, Directors;

          47.1.2 one (1) or more Shareholders, holding at least five percent (5%) of the issued Share Capital and at least one percent (1%) of the Shareholders' voting power; or

          47.1.3 one (1) or more Shareholders holding no less then five percent (5%) of the Company's issued voting Shares.

     47.2 The Board of Directors being so required to convene a Special Meeting as aforesaid, shall convene it at a time which is at least twenty-one
          (21) days, but not longer than thirty-five (35) days, after the date of the notice of the convening of a General Meeting. In the event the Board of Directors does not convene a Special Meeting within the said period of time, those submitting the requisition - or part of them representing more than one half (1/2) of the voting rights of all of them - may convene the Meeting themselves in a manner which is as close as possible to the manner in which General Meetings are convened by the Board of Directors, provided that a meeting so convened shall not be held after the passing of three (3) months from the date the requisition was submitted.

     47.3 subject to the provisions of the Companies Law, a notice to a Shareholder regarding a General Meeting will be served as a general notice to all Shareholders, by publication in two daily Hebrew newspapers appearing in Israel. Such notice will not be served to the Shareholders individually.

49. Notwithstanding the provisions of these Articles, any Resolution may be passed by the General Meeting without notice and without it being convened, provided that such Resolution is passed unanimously in writing and signed by all Shareholders (or all the Holders of a given Class of Shares) entitled to participate in and vote at the General Meeting (or at such Class Meeting).

                          POWERS OF THE GENERAL MEETING

50. Resolutions of the Company in the following matters shall be passed only by and at the General Meeting.

     50.1 The appointment of the Company's Auditor, the terms of his employment (except for fixing his fees) and the termination of his employment pursuant to the provisions of Sections 154-167 of the Companies Law.

     50.2 The approval of acts and transactions with interested parties requiring the approval of the General Meeting according to Sections 255 and 268 to 275 (inclusive) of the Companies Law.

     50.3 All the matters which according to these Articles or the Companies Law require the passing of a Resolution by the Company's General Meeting, including:

          50.3.1 Any Resolution relating to alterations in the Company's Articles pursuant to Section 20 of the Companies Law.

          50.3.2 Any Resolution relating to contracting for the sale of the Company's principal activities and/or its principal holdings in other companies and/or a Resolution for the sale of a material asset or property of the Company to any person and/or other entity.

          50.3.3 Any Resolution for the merger of the Company with any person, company or other entity as set out in Section 320 of the Companies Law.

          50.3.4 Any Resolution for the liquidation of the Company, whether voluntarily or by way of application to the Court and/or the liquidation of the Company's business or activity

          50.3.5 Expropriation of powers of another of the Company's organs or the transfer thereof from one organ to another.

          50.3.6 Exercising the powers of the Board of Directors when the Board of Directors is unable to exercise its powers as set out in
               Section 52(a) of the Companies Law, and in such event the Shareholders shall, mutatis mutandis, be responsible for and bound by the responsibilities and duties of the Directors as regards the exercise of such powers taking into account their holdings in the Company and participation in the Meetings and the manner of their voting as set out in Section 50(b) of the Companies Law.

          50.3.7 Conversion of the Company to a public company.

          50.3.8 Increasing or reducing the Company's authorized share capital.

          50.3.9 Altering the rights attached to Shares or any Class of Shares.

                         PROCEEDINGS AT GENERAL MEETINGS

     LEGAL QUORUM

51. Two (2) Members present at a General Meeting personally or by proxy or by a Voting Instrument or if a Member be a corporation - by a representative or proxy - and holding together a number of Shares entitling them to at least 25% (twenty-five percent) of the voting rights in the Company will constitute a legal quorum, and no matter is to be discussed at any General Meeting unless a legal quorum is present at the time of commencement of the discussion.

52. If after the passing of half an hour from the time set for the General Meeting a legal quorum is not present, the Meeting will be canceled if convened by a requisition of Members pursuant to Sections 63 and 64 of the Companies Law. In any other event the Meeting shall be adjourned for one week to the same day in the week, the same time and at the same place, or to such other day, time, and place as the Board of Directors shall determine by notice to the Members entitled to receive invitations to General Meetings. In the event that at the adjourned meeting a legal quorum is not present within half an hour after the time set therefore the Meeting shall be held with any number of participants who may discuss all the matters for which the first meeting was convened.

     CHAIRMAN OF THE GENERAL MEETING

53. 53.1 The Chairman of the Board of Directors shall preside as Chairman at every General Meeting.

     53.2 If the Board of Directors has no Chairman or if at any General Meeting he is not present within fifteen (15) minutes after the time set for holding the Meeting or although present is unable or unwilling to act as Chairman of the Meeting, the Members present, personally or by proxy, shall elect one (1) of the persons present, whether he is a member or a proxy for a member, to act as Chairman of the Meeting.

54. For as long as there is no Chairman of the Meeting, no matter is to be discussed at the General Meeting except for the election the Chairman.

55. The Chairman may, with the consent of any Meeting at which a legal quorum is present adjourn the Meeting from time to time and from place to place as the meeting shall resolve and he shall be obliged to do so if so directed by the General Meeting. When a Meeting is adjourned for twenty-one (21) days or more, notice of the adjourned Meeting shall be given in the same manner in which a notice of an original Meeting is given. Subject to the provisions of Article 56.1, the adjourned meeting shall not discuss any matters other than the matters on the agenda of the original meeting in respect of which no resolution was passed.

     AGENDA AT GENERAL MEETING

56. 56.1 Resolutions at the General Meeting shall be passed only on subjects set out in the Agenda unless a majority of the Shareholders present and participating at that Meeting have requested that a certain subject which was not specified in the Agenda in the invitation also be discussed at that meeting.

     56.2 Any Shareholder may at any time request the Board of Directors to include any given subject in the Agenda for a General Meeting to be convened in the future, provided that the subject is suitable for discussion at a General Meeting.

     56.3 The Board of Directors may submit to the approval by the General Meeting any Resolution in connection with any of the matters specified in the notice for convening the meeting.

                                VOTES OF MEMBERS

     VOTING

57. Each Member entitled to be present and vote at the General Meeting or Class Meeting may vote either personally or by proxy. A Shareholder will have the right, where permitted or required by provisions of the Law relating to Voting Instruments, to vote by a Voting Instrument as an alternative to voting in person or by Proxy. In all applicable cases, the Voting Instrument will be sent to Shareholders before the applicable General Meeting no later then the time required in the Law.

58. Subject to any special rights or limitations which will be in force at that time in relation to any given class of Shares (if any), every Member present personally or by proxy or by a Voting Instrument shall have one vote for each fully paid up Share held by him without taking into account its par value, provided always that such Share entitles the Holder thereof the right to participate in voting.

59. A proposed Resolution presented for voting at a General Meeting shall be passed by poll. The declaration by the Chairman that a certain Resolution was passed unanimously or passed by a certain majority or rejected, and the recording thereof in the Register of Minutes of the General Meetings of the Company, and the Chairman's signature on the Minutes shall constitute prima facie evidence of that fact.

60. Every Resolution of the Company in General Meeting shall be deemed duly passed if passed by a simple majority of the Members present and voting unless another majority is required by the Companies Law or by these Articles.

61. In the event of equality of votes, the Chairman of the Meeting in which the voting took place shall not be entitled to any additional or casting vote in addition to the vote or votes to which he is entitled as a Member or as a proxy of a Member.

     VOTING BY PROXY

62. The Instrument appointing a proxy or a power of attorney, whether for a specific Meeting or otherwise, shall be in writing, signed by the appointer or by the person duly authorized for that purpose and shall be as similar to the following form as circumstances allow, or in any other form approved from time to time by the Board of Directors:

          "To: G. WILLI-FOOD INTERNATIONAL LTD.

          I, ______ of ______, being a Member of your company and entitled to ______ votes hereby appoint ______ of ______ as my proxy to vote for me and on my behalf at the (Annual or Special) General Meeting of the Company to be held on the ______ day of ______ and at any adjournment thereof.

          In witness whereof I have signed this ______ day of ______"

63. Any person, whether or not a Shareholder of the Company, may be appointed as Proxy.

64. Any Shareholder may, by duly executed power of attorney, appoint any other person, whether or not a Shareholder of the Company, to act as his representative in General Meetings, and such representative shall be entitled to exercise at any Meeting such powers, for the Shareholder represented by him, as if the representative was the Shareholder personally present at that Meeting.

65. A company being a Shareholder in the Company may by Resolution of its Board of Directors, authorize any person, whether or not he is a Member of the Company, to act as that company's representative at any Meeting of the Company, and such representative shall be entitled to exercise all such powers on behalf of the company represented by him as if he were the Shareholder personally present at that meeting. The Resolution shall be evidenced by Minutes or such other documents as shall be approved by the articles of the authorizing company, or by a certified copy of those Minutes or that document, duly confirmed to the satisfaction of the Board of Directors, and for that purpose confirmation by an advocate or notary or bank shall be deemed proper confirmation.

66. The Instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a certified copy of such power of attorney or authority or document, certified by a notary or an advocate or a bank authorizing any person to act as representative of a company being a Member of the Company, shall be deposited at the Registered Office of the Company not less than forty-eight (48) hours before the time for holding the Meeting at which the person named in the Instrument proposes to vote, and in default such person shall not be entitled to vote by virtue thereof.

67. If a proxy or representative has voted in accordance with the terms of his appointment, his vote will be valid, even if his appointment was cancelled or the appointer died or the Share by virtue of which he voted was transferred before the voting, unless prior thereto a notification in writing of the death, cancellation or transfer as above was received at the Registered Office or by the Chairman of the Meeting.

68. A Member of unsound mind or a Member declared to be incapable of voting by a court having jurisdiction in the matter of unsound persons may participate in voting and vote through his guardian or his committee of guardians or any other person appointed by any of them.

69. In the case of two (2) or more Holders registered in the Shareholders Register as joint Holders of Shares, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

                   REGISTER OF MINUTES OF THE GENERAL MEETING

70. The Company will prepare Minutes of the proceedings of the General Meeting, have them signed by the Chairman of each such Meeting, and shall keep them at the Registered Office of the Company for a period of at least seven (7) years from the date of each Meeting.

71. The Register of the Minutes of the General Meeting/Meetings shall be available for inspection by the Members and a copy of the Minutes of any given General Meeting shall be sent to any Shareholder requesting it.

                             THE BOARD OF DIRECTORS

     THE NUMBER OF DIRECTORS, THEIR APPOINTMENT TO OFFICE AND THE TERMINATION THEREOF.

72. The number of members of the Board of Directors shall be determined from time to time in the General Meeting and shall not be less than four (4) and, for as long as the General Meeting has not determined otherwise, the number shall not exceed fifteen (15). Two of the Directors shall be External Directors, as provided in Article 94 below. A corporation is qualified to serve as a Director of the Company subject to the provisions of Section 236 of the Companies Law. The Members of the Board of Directors for the time being shall constitute the Company's Board of Directors and if there is only one Director, he shall constitute the Board of Directors.

73. Directors will be elected annually by the Shareholders at the Annual Meeting. Directors will hold office until the conclusion of the next Annual Meeting or until their earlier removal or resignation. However, if no Directors are elected at an Annual Meeting, then the persons who served as Directors immediately prior to the Annual Meeting will continue to serve as Directors unless otherwise determined by the Annual Meeting or by the Board. Except as provided in Article 94 below regarding External Directors, Directors will be eligible for re-election.

74. A person nominated by the Board of Directors may be elected at the Annual Meeting or a General Meeting to the office of Director. However, a Shareholder entitled to vote at that Annual Meeting or General Meeting may nominate a candidate for Director by submitting a written notice to the Company at the Registered Office, no earlier than twenty-one (21) before the meeting, signed by the Shareholder of his intention to propose at that meeting a candidate for Director to which is attached the written consent and resume of such nominee.

75. The Board of Directors will have the power to appoint additional Directors to fill a vacant place only if the number of Directors will not exceed a number of Directors approved at a General Meeting. Any Director so appointed will hold office until the conclusion of the next Annual Meeting, unless he is removed or resigns earlier. A Director will state the reasons for his resignation.

76. If the number of Directors is reduced below two (2), the Board may not continue to act, except for the purpose of convening a General Meeting.

77.  omitted.

78. Subject to the provisions of these Articles, the office of a Director shall be ipso facto vacated upon the happening of any of the following events:

     78.1 If he has resigned from his office and has delivered a notice thereof to the Company or to the Chairman of the Board of Directors;

     78.2 If removed from office by the Shareholder who had appointed him;

     78.3 Upon his death;

     78.4 If he suspends payment of his debts and becomes insolvent or if he compounds with his creditors or is adjudged bankrupt, or, in the case of a corporation, resolves to enter into voluntary liquidation; or if an order for its liquidation is issued.

     78.5 If he be declared of unsound mind or in any other manner is declared to be an incapacitated person;

     78.6 If the General Meeting, by unanimous resolution, appropriates to itself, the power to appoint Directors as aforesaid in Article 73 hereinabove, or if removed from office by resolution of the General Meeting;

     78.7 If convicted of a felony as set out in Section 232 of the Companies
          Law;

     78.8 By resolution of a court as set out in Section 233 of the Companies
          Law.

79. Every Member of the Board of Directors shall serve in office until his appointment is terminated pursuant to these Articles or until the date set out for termination (if set out), in his Instrument of Appointment.

80. Upon a place on the Board of Directors becoming vacant, the remaining Members of the Board of Directors may act and shall continue to constitute the Board of Directors for so long as their number is not less than the minimum number of Members of the Board of Directors as set out in Article 72 above.

81. Subject to the provisions of Article 72 above, a Member of the Board of Directors who has ceased to serve in office, will be eligible for re-appointment.

     A DIRECTOR WHO IS AN INTERESTED PARTY

82.

     82.1 A Director may hold (and will not be disqualified by reason thereof) any position or office yielding remuneration or profit from the Company or from a company which is a Shareholder or otherwise interested in the Company, or from any other company in which the Company shall be a Shareholder or as otherwise interested (hereinafter the "Interested Director"), and may also contract with the Company as vendor, purchaser or otherwise, and any transaction made for and on behalf of the Company in which such Director is in any way interested, shall not be invalid nor shall such Director be liable to account to the Company for any profit arising from the position or office which yields such remuneration or profit accruing from such transactions solely by virtue of such Director holding the office of a Director in the Company, provided that he acted in this matter according to the provisions of Article 82.2 and the provisions of Sections 270 to 278 of the Companies Law.

     82.2 An Interested Director will disclose the substance of his interest at the Meeting of the Board of Directors at which such contract or arrangement, if then existing, is first raised for discussion, or in any other case at the first Meeting of the Board of Directors after the acquisition of his interest. A general notice by a Director that he is a member in a given firm or company and that he is considered as having an interest in all transactions made with such firm, shall be deemed sufficient disclosure pursuant to this Article as relates to such Interested Director and to such transactions.

83. Subject to the provisions of Section 278 of the Companies Law and of these Articles, an Interested Director may, notwithstanding his interest, be counted in a quorum of a Meeting of the Board of Directors, participate in the discussion thereat and may vote on every question which may be considered and voted upon thereat; provided that the vote of an Interested Director on any questions in respect of which he has an interest shall be deemed void ab initio if he failed to disclose his interest as aforesaid.

     ALTERNATE DIRECTOR

84.

     84.1 A Director (except for an External Director) may appoint any person to be his alternate director (herein, "Alternate Director"), either generally or for a specific period of time, or during the continuance of any specific state of affairs, provided that such Alternate Director complies with the qualification requirements for appointment to be a Director of the Company according to these Articles and to the Companies Law. A person already serving as a Director of the Company (or as an Alternate Director) cannot be appointed as an Alternate Director.

     84.2 The appointment shall be made by an Instrument of Appointment in writing signed by both the appointer and appointee.

     84.3 The Instrument of Appointment may impose such limitations and qualifications on the Alternate Director as to time or otherwise as the appointer may deem fit, but subject thereto an Alternate Director shall be entitled to receive notices of Meetings of the Board of Directors, and to attend and vote thereat provided that an Alternate Director shall not vote at any Meeting of the Board of Directors at which the Director who had appointed him is present. Furthermore, an Alternate Director shall have and exercise all the rights and powers and privileges as a Director and shall have all the obligations imposed by law and by these Articles, excluding the power to appoint a substitute, and he shall be authorized to exercise them in lieu of the Director whom he replaces.

     84.4 The Instrument of Appointment will be as similar as circumstances permit to the following form:

          "I ____________ of ____________ as a Member of the Board of Directors of ____________ hereby appoint ____________ of to be my alternate member on the Board of Directors (for the period of whatsoever absence of mine from Israel/for the period of ____________ which will commence on the ____________ day of the month of ____________, ____________ to participate in and to vote at any Meeting of the Board of Directors, to have all rights, authorities and privileges as a Member of the Board of Directors and to use them in accordance with Article 84 of the Articles of Association of the Company.

          In witness whereof I have signed this ____________ day of the month of ____________ , ____________.

          ____________ signature of appointer.

          And I the appointee mentioned above, hereby confirm my consent to accept the abovementioned appointment and to serve as alternate member of the Board of Directors in the abovementioned Company.

          ____________ signature of appointee.

     84.5 The appointment of an Alternate Director shall take effect as of the time of delivery to the Registered Office of the Instrument of Appointment or as of such time as will be specified in the Instrument of Appointment.

85. A Director who has appointed an Alternate Director may at any time terminate the appointment of such Alternate Director by an Instrument in writing duly signed by the Director who appointed him (hereinafter in this Article, the "Instrument of Removal"). The office of Alternate Director shall be vacated as of the time of delivery of the Instrument of Removal to the Registered Office or as of such time as will be specified in the Instrument of Removal.

86. The Office of an Alternate Director will ipso facto be vacated upon the happening of any of the following events:

     86.1 Upon the happening of one of the events specified in Article 78 above.

     86.2 If his appointment was made for a specified period of time or for the continuation of any specific state of affairs, and such period of time or state of affairs has come to an end.

     86.3 If the Director who appointed him ceases to be a Member of the Board of Directors of the Company.

87. Every Member of the Board of Directors of the Company, whether or not he is a Shareholder in the Company, is entitled to be present at the General Meetings of the Company and to participate in the deliberations thereat, but shall not be entitled to vote thereat unless otherwise empowered to do so, whether as a Shareholder or as the proxy of a Shareholder.

88. A Member of the Board of Directors as well as an Alternate Director shall not be obliged to hold a qualifying share.

     REMUNERATION AND REIMBURSEMENT OF EXPENSES

89. 89.1 The Company may pay remuneration to the Directors and to the Alternate Directors for the services rendered by them to the Company as Directors or as Alternate Directors as shall be determined from time to time by the General Meetings of the Company in accordance with and subject to the provisions of the Law.

     89.2. A Director may be an employee of the Company and/or provide the Company with services for consideration, all as subject to the provisions of these Articles.

     89.3 The Board of Directors may approve and pay to each Director or Alternate Director such amount as the Board of Directors will deem appropriate compensation for travel and hotel expenses outlaid by him for the purpose of participating in the Meetings of the Board of Directors and for such other expenses incurred by him in the performance of his duties as a Director or Alternate Director.

     89.4 A Director may, subject to the provisions of these Articles, fulfil another function or any other paid position in the Company or in any other company in which the Company holds shares or has any other interest, together with his functions as a Director (excluding the position of an Auditor) on such terms in respect of remuneration and other matters as the Board of Directors shall determine.

                        POWERS OF THE BOARD OF DIRECTORS

     MANAGEMENT OF THE COMPANY'S AFFAIRS

90. The Company's affairs will be managed by the Board of Directors which will be empowered to exercise all such authority and powers of the Company, perform in its name and on its behalf all such actions as the Company is authorised to perform according to these Articles or according to the Law and/or according to the Companies Law and/or any other law which, pursuant to the Law and/or these Articles, are not prerogatives vested in the Company in General Meeting, but always subject to the provisions of the Law and these Articles as well as to such Articles which the Company may determine from time to time in General Meeting. Any Article determined by the Company in General Meeting shall not prejudice the legality of any previous act performed by the Board of Directors which was then legal and legitimate if such Article had not been determined.

     BORROWING AND ISSUING SECURITY FOR REPAYMENT THEREOF

91. 91.1 Without derogating from the powers granted to the Board of Directors by the Companies Law and by these Articles, the Board of Directors may, at its discretion, from time to time and for the needs of the Company, determine to borrow and/or obtain other credit facilities in any amount and to secure the repayment thereof as it will deem fit.

     91.2 The Board of Directors may secure the repayment of such sum or sums, the borrowing of which it has initiated, in such manner and on such terms as it shall deem fit either by mortgage, charge or other security on the Company's undertakings or on its property, in whole or in part (both existing and future) including the share capital which is, at that time, uncalled.

     BUSINESS MANAGER/GENERAL MANAGER

92. 92.1 Subject to these Articles and the Law, the Board of Directors will from time to time appoint a General Manager for such period, on such terms and with such powers as the Board may determine. The appointment of a General Manager is subject to the approval of a General Meeting. The compensation of the General Manager may be by salary or any other consideration as determined by the Board and approved by a General Meeting.

     92.2 A General Manager will be subject to the provisions of any contract between him and the Company, the terms of which will be approved by the Board of Directors and by the General Meeting, as required by the Law.

     92.3 The General Manager may hold, while he is General Manager, the office of a Director, if he is elected or appointed in accordance with the provisions of these Articles. If so elected the General Manager is subject to the same provisions as resignation and removal as the other Directors. In regard to his position as General Manager, the General Manager will be appointed as provided in Article 92.1 above and may be removed by the Board of Directors. If he ceases to hold the office of General Manager for any reason and at that time he serves as a Director, he will immediately cease to be a Director. In any case, if the General Manager does not serve as a Director, he will be entitled to participate in any Board meeting.

     92.4 Subject to the supervision of the Board of Directors, the General Manager may exercise all powers of the Company and do on behalf of the Company all acts as may be exercised and done by the Company and that are not by the Law or by these Articles required to be exercised or done by other Company bodies. No resolution made by a General Meeting will invalidate any prior act of the General Manager that would have been valid if such resolution had not been made.

     92.5. Subject to applicable law and the specific or general approval of the Board, the General Manager may delegate any of his powers to another person.

     92.6 The General Meeting and/or the Board of Directors may assume powers granted under these Articles or by law to the General Manager, provided that such decision to assume power specifies the matters and time period for which such powers are assumed.

                PROCEEDINGS AT MEETINGS OF THE BOARD OF DIRECTORS

     CHAIRMAN OF THE BOARD OF DIRECTORS

93. The Board of Directors will elect one of its members as Chairman of the Board of Directors who will chair and manage the Meetings of the Board of Directors, and will determine the period for which he is to hold office.

     EXTERNAL DIRECTORS

94. 94.1 The Board of Directors will include at least two (2) External Directors complying with the qualifications described in the Law.

     94.2 An External Director will be appointed by a majority vote at a General Meeting, provided that:

          94.2.1 The majority vote at the General Meeting will include at least one-third (1/3) of the total number of the votes of the non-controlling Shareholders voting at the meeting. For the purposes of this Article, abstentions will not be taken into consideration in counting the total number of the non-controlling Shareholders; and

          94.2.2 The total number of non-controlling Shareholders voting against the resolution appointing an External Director is not more than one percent (1%) of the overall voting rights in the Company.

     94.3 The compensation and indemnification of expenses of External Directors will be in accordance with the applicable provisions of the Law.

     94.4 An External Director will be appointed for a period of three (3) years and his office may be extended by a resolution of the General Meeting for an additional three (3) years. An External Director may be removed from his office only in accordance with the applicable provisions of the Law.

     MEETINGS OF THE BOARD OF DIRECTORS AND THE PROCEEDINGS THEREAT

95. The Board of Directors will convene in accordance with the needs of the Company. However, the Board will meet at least once every three (3) months.

96. The majority of the members of the Board of Directors then in office shall constitute a legal quorum in any Meeting of the Board of Directors. If, within thirty minutes of the time appointed for the holding of a Meeting of the Board of Directors, no legal quorum is present, the Meeting shall be adjourned until the same day of the week in the following week, at the same time and at the same place, and if no legal quorum is present at the adjourned Meeting, the members of the Board of Directors present at such adjourned Meeting shall constitute a legal quorum and as long as it is not unanimously resolved by all the Directors present, the adjourned meeting may only discuss those matters which were to be discussed at the meeting previously adjourned.

97. A Meeting of the Board of Directors may take place by means of any form of communication provided always that all the participating Directors may simultaneously hear and communicate with each other.

98. A Meeting of the Board of Directors at which a legal quorum is present will be authorised to exercise each and every one of the authorities, powers and discretions vested in the Board of Directors in general or which may be exercised by it at such time, by virtue both of the Companies Law and these Articles.

99. The Chairman of the Board of Directors may, at any time, convene a Meeting of the Board of Directors and shall be obliged to convene such Meeting if required to do so by a Director, and this within three (3) business days from the date on which he was required to do so.

100. 100.1 A notice in writing of at least three (3) business days of the convening of any Meeting of the Board of Directors will be delivered to the Members of the Board of Directors, as well as to Alternate Directors then present in Israel.

     100.2 Notices under this Article may be delivered in person or by mail or by facsimilia or by electronic mail to any Member of the Board of Directors as well as to any Alternate Director as the case may be, to his address as recorded in the Company's Register of Members of the Board of Directors and/or Alternate Directors. The notice will specify the date and place of convening the Meeting as well as giving reasonable details of all the issues on the agenda.

101. Notwithstanding the provisions of the preceding Article 100, the Board of Directors may, with the unanimous consent of all the Directors then in office, convene a Meeting without any prior notice or by lesser notice.

102 If, in error, notice of any Meeting of the Board of Directors is not delivered to a Director or Alternate Director, it shall not affect the validity of any resolution passed at that Meeting.

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


103. If a Chairman of the Board of Directors has not been elected, or if he is not present within fifteen minutes of the time appointed for holding a Meeting, the Directors then present may chose one of their number to act as Chairman at that Meeting.

104. In voting at a Meeting of the Board of Directors, each Director shall have one vote. Resolutions of the Board of Directors shall only be passed by a simple majority of the Directors and of the duly appointed Alternate Directors present and voting at that Meeting.

     In the event that the voting on any resolution is equal, then such proposal shall be deemed rejected and the Chairman of the Board of Directors shall not have an additional or casting vote.

105. The Board of Directors may pass resolutions without actually convening provided that all Directors entitled to participate in the discussion and to vote on the matter to be discussed on the proposed resolution, have agreed thereto, and in such case the Chairman of the Board of Directors will prepare minutes of the resolutions as aforesaid and will add thereto the signatures of the Directors.

106. A resolution in writing signed by all the Directors (or Alternate Directors) or by all the Members of a Directors Committee (or their Alternates) or a resolution in writing to which all the Members of the Board of Directors (or their Alternates) or to which all the Members of a Directors Committee (or their Alternates) have indicated their consent in writing, shall be valid and shall be deemed for all intents and purposes as if passed by a Meeting of the Board of Directors or by a Meeting of a Directors Committee, at a Meeting duly convened therefor.

     COMMITTEES OF THE BOARD OF DIRECTORS

107. Subject to the applicable provisions of the Law regarding matters that the Board may not delegate to a committee, the Board of Directors may delegate any of its powers to committees consisting of at least three (3) Directors, including at least one (1) External Director. Any committee so formed will in the exercise of its powers conform to any directions given to it by the Board.

108. A resolution passed or an action taken by a Directors Committee shall have the same validity as a resolution passed or an action taken by the Board of Directors unless otherwise specifically expressed in the resolution of the Board of Directors setting up such Directors Committee, whether in respect of a given matter or in relation to a given Committee. The Board of Directors may from time to time, extend, limit or revoke the delegation of powers to the Directors Committee, however such limitation or revocation of powers shall not affect the validity of any resolution in accordance with which the Company has acted towards any third party which was not aware of the limitation or revocation.

109. The Board of Directors will appoint an Audit Committee composed of at least three (3) Directors qualified under the Law and under all other applicable laws, regulations and rules to serve on the Audit Committee including all External Directors. The Audit Committee will act under a charter issued by the Board and according to the requirements of the Law and all other applicable laws, regulations and rules.

110. The provisions of these Articles relating to the convening of the Board of Directors and the proceedings thereat shall apply mutatis mutandis to the Directors Committees.

     MINUTES OF THE MEETINGS OF THE BOARD OF DIRECTORS AND THE DIRECTORS COMMITTEES

111. The Company shall cause minutes of the proceedings at the Meetings of the Board of Directors and of the Directors Committees to be prepared and will keep them at its Registered Office for a period of at least seven years commencing on the date of each Meeting.

112. Minutes approved and signed by the Chairman of the Meeting or by the Chairman of the Board of Directors shall constitute prima facie evidence of the contents of such Minutes.

     DEFAULTS IN CONVENING MEETINGS OF THE BOARD OF DIRECTORS OR THE DIRECTORS COMMITTEES

113. A resolution passed at a Meeting of the Board of Directors or of a Directors Committee for which the necessary preconditions of its convening have not been observed, may be revoked at the request of any one of the following:

     113.1 A Director present at the Meeting provided that before such resolution was passed, he demanded that the resolution in respect of which the default occurred, not be passed;

     113.2 A Director not present at a Meeting but who was entitled to be invited thereto, if he shall request the revocation of the resolution within a reasonable period of time of his having been made aware of the resolution, and in any event not later than the occurrence of the first Meeting of the Board of Directors or of the Directors Meeting which takes place after he has becomes aware of the resolution.

     113.3 If the defect in the notice relates to the place or time of the Meeting, a Director who, notwithstanding the defect arrived at the Meeting will not be entitled to demand the revocation of such resolution.

                          INSURANCE AND INDEMNIFICATION

114. 114.1 Subject to the provisions of the Law, the Company may exempt in advance any Director or Company officer from any liability to the Company attributed to damage or loss caused by breach of the Director's or officer's duty of care owed to the Company, except for such breach of duty of care in distribution.

     114.2 Subject to the provisions of the Law, the Company may procure Directors' and officers' liability insurance for the following:

          114.2.1 breach of duty of care by any Director or officer owed to the Company or any other person;

          114.2.2 breach of fiduciary duty by any Director or officer owed to the Company, provided that such Director or officer acted in good faith and had a reasonable basis to assume that the action would not harm the interests of the Company; or

          114.2.3 a monetary liability imposed on the Director or officer in favor of a third party due to activities carried out in his capacity as a Director or Company officer.

     114.3 Subject to the provisions of the Law, the Company may undertake retroactively to indemnify a Director or Company officer in respect of a liability or expense imposed on him or incurred by him as a result of an act carried out in his capacity as a Director or Company officer. Such indemnity may be issued in respect of a liability or expense as follows:

          114.3.1 a monetary liability imposed on the Director of officer in favor of a third party under a judgment, including a judgment by way of compromise or a judgment of an arbitrator approved by a court;

          114.3.2 reasonable litigation expenses, including attorney's fees, incurred by the Director or officer due to an inquiry he was under or a proceeding filed against him by an authority, that ended without filing a charge sheet and without having incurred any monetary liability as an alternative to the criminal proceedings, or that ended without filing a charge sheet but with an imposition of a monetary liability as an alternative to the criminal proceedings in a offense not requiring proof of criminal intent

          114.3.3 reasonable litigation expenses, including attorney's fees, incurred by the Director or officer or charged to him by the court, in a proceeding filed against him by or on behalf of the company or by any other person, or for a criminal charge from which he was acquitted or for a criminal charge in which he was found guilty of an offense not requiring proof of criminal intent.

     114.4 Subject to the provisions of the Law, the Company may undertake in advance to indemnify a Director or an officer in respect of a liability or expense imposed on him as a result of an act carried out in his capacity as a Director or officer, provided that the undertaking will be limited as follows:

          114.4.1 a monetary liability imposed on the Director of officer in favor of a third party under a judgment, including a judgment by way of compromise or a judgment of an arbitrator approved by a court. However, such undertaking will be limited to the kinds of events that in the Board's opinion are foreseeable at the time of the issue of the undertaking and will be limited to the amount fixed by the Board as reasonable under the circumstances, and that the kinds of events and the amount will be mentioned in such undertaking in writing.

          114.4.2 reasonable litigation expenses, including attorney's fees, incurred by the Director or officer due to an inquiry he was under or a proceeding filed against him by an authority, that ended without filing a charge sheet and without having incurred any monetary liability as an alternative to the criminal proceedings, or that ended without filing a charge sheet but with an imposition of a monetary liability as an alternative to the criminal proceedings in a offense not requiring proof of criminal intent.

          114.4.3 reasonable litigation expenses, including attorney's fees, incurred by the Director or officer or charged to him by the court, in a proceeding filed against him by or on behalf of the company or by any other person, or for a criminal charge from which he was acquitted or for a criminal charge in which he was found guilty of an offense not requiring proof of criminal intent.

                       SIGNATURE ON BEHALF OF THE COMPANY

115. Subject to the provisions of the Companies Law and of these Articles, the Board of Directors may authorize any person to act and sign on behalf of the Company, whether individually or jointly with another person, whether generally or for a specific purpose.

                    RESERVE FUND, DIVIDENDS AND BONUS SHARES

116. The Board of Directors may, before making any decision on the distribution of any dividend in respect of any financial year, set aside out of the profits of the Company, such sums as the Board of Directors may deem proper as a reserve fund or a general fund for any needs and purposes which the Board of Directors may determine at its discretion.

117. Subject to the provisions of the Companies Law, the Board of Directors may pass a resolution for the distribution of a dividend, including an interim dividend. The Board of Directors may also resolve that the dividend or interim dividend may be paid in whole or in part, either in cash or in kind by way of the distribution of other assets, including securities or in any other way at its discretion.

118. Unless otherwise determined in the terms of allotment of any Shares, the Board of Directors may, when declaring the distribution of dividends in respect of a given period, determine that the amount of dividends payable to the Holder of a given Share shall entitle him only to a proportionate amount of the dividends, taking into account the length of the period during which he held the Share as well as with regard to the dates of the respective payments made on account of the price of such Share (including premium) until the date of declaration.

119. No dividend shall be payable except out of the profits of the Company and no dividend shall carry interest as against the Company.

120. A transfer of Shares shall not pass the right to any dividend declared thereon before the registration of the transfer unless another instruction has been issued to the Company signed by the transferor and the transferee.

121. Except in the event where the requesting Shareholder has instructed otherwise, any dividend may be paid to him by a crossed cheque sent by registered mail to the address of such Shareholder or of the person entitled to receive it, or in the case of joint owners, to the person first mentioned in the Register of Shareholders in respect of the joint ownership. Every such cheque shall be drawn in favor of the person to whom it is mailed. The Company will not be liable or responsible in respect of any cheque lost in the mail, or in respect of any dividend lost by any Shareholder or any person entitled thereto, as a result of forged endorsement of any cheque, any fraudulent collection or by any other improper collection thereof.

122. The Shareholders entitled to a dividend shall be the Shareholders on the date on which the resolution for the distribution of the dividend is passed, or at a later date if such later date was specified in such resolution.

     ACCOUNTING, FINANCIAL STATEMENTS AND APPROVAL THEREOF

123. The Company will operate books of account and will prepare in respect of each year, statements which will include a balance sheet as at December 31st (herein, the "Determining Date") and a profit and loss account for the year ending on that date, as well as any additional financial statements as may be required in accordance with generally accepted accounting principles. The financial statements will be approved by a Director or Directors and/or by the Board of Directors, and all that subject to the relevant provisions that will be determined (if determined) by the Minister of Justice and as set out in Section 172 (e) of the Companies Law. The financial statements will be prepared within nine months of the Determining Date. Section 173 (e) of the Companies Law will not apply to the Company.

     KEEPING THE FINANCIAL STATEMENTS AND INSPECTION THEREOF

124. The financial statements will be kept at the Registered Office for at least seven years from the date of their preparation and will be available for the inspection of the Members of the Board of Directors of the Company in office at that time and of those persons who are, at that time, Shareholders of the Company.

125. Subject to the provisions of the Companies Law, the Board of Directors shall, from time to time in any given event or class of events, or in general, determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors. A Member, not being a Director, shall not have any right of inspecting any account or book or document of the Company except as conferred by law or authorized by the Board of Directors.

126. Not later than eighteen months after registration of the Company and, thereafter, not less than once each year, the Directors will submit to the General Meeting a financial statement including the balance sheet and a profit and loss account, prepared according to generally accepted principles of accounting for the period commencing on the date after the date of the previous financial statements, and in the event that this is the first set of financial statements, then for the period commencing on the registration of the Company. There shall be added to the financial statements, a report by the Auditor of the Company and shall be accompanied by a report by the Directors relating to the state of affairs of the Company and the amount (if any) which they recommend to be paid as a final dividend, and the amount (if any) they recommend to be transferred to the Company's reserves.

127. The Board of Directors may invest dividends unclaimed within a year after they have been declared, or use them for the benefit of the Company until such time as they are demanded.

128. Subject to the provisions of the Companies Law, the Board of Directors may resolve to allot Bonus Shares to Shareholders entitled thereto, and for that purpose, to convert into share capital part of the profits and/or of the premium on Shares and/or any other source including in the capital of the Company, all as set out in the Company's last financial statements. The Bonus Shares distributed shall be of the class of shares held by the Shareholders entitled to receive them, or of any other class of share as the Board of Directors shall resolve.

129. For the purpose of implementing any resolution pursuant to Article 128 above, the Board of Directors may, at its absolute discretion, regulate in such manner as it shall deem proper, any difficulty which will arise (if at all) relating to such distribution and, in particular, may determine that fractions being less than NIS 1 (one New Israeli Shekel) will not be taken into account or that the amounts will be rounded up to a whole shekel in order to accommodate the rights of all parties in such manner as the Board of Directors will deem reasonable and just.

130. In any Annual Meeting, the Company will appoint an Auditor who will serve in office until the conclusion of the next succeeding Annual Meeting. However, the Annual Meeting may appoint an Auditor to serve in office for a longer period which will not exceed the conclusion of the third Annual Meeting after the Annual Meeting at which he was first appointed.

131. The remuneration of the Auditor for performing the audit will be determined by the Board of Directors.

132. The Auditor shall at all times have right to access and to inspect the Company's documents for the purpose of implementing his office, and shall have the right to demand from the Members of the Board of Directors and its Officers, all the information and explanations which may be required for the purpose of implementing the office of Auditor.

133. The Auditor shall be entitled to receive notice from the Company's Board of Directors, of any General Meeting of the Company at which financial statements in respect of which he has performed the audit are to be submitted, as well as notice of any Meeting of the Board of Directors which will discuss the approval of financial statements or which is convened pursuant to Section 169 of the Companies Law. The Auditor will also be entitled to be present at any General Meeting, or Meeting of the Board of Directors, or Meeting a Directors Committee dealing with this matter for the purpose of providing an explanation relating to the financial statements as he will deem proper.

     INTERNAL AUDITOR

134. The Board of Directors, subject to the recommendation of the Audit Committee, will appoint an Internal Auditor for the Company. Within the organizational structure of the Company the Internal Auditor will report to the General Manager. The Internal Auditor may only be removed or replaced in accordance with the applicable provisions of the Law.

135. The Internal Auditor will submit a yearly audit plan for the approval of the Audit Committee. The Internal Auditor will also submit a yearly account of his findings to the chairman of the Board of Directors, the General Manager and the chairman of the Audit Committee.

     INDEPENDENT PUBLIC ACCOUNTANTS

136. The Company will appoint Independent Certified Accountants at a General Meeting. The Independent Certified Accountants will hold office until the end of the next Annual Meeting. However, the Shareholders at a General Meeting may remove the Independent Certified Accountants or extend the term of appointment for up to three (3) years.

137. The fee of the Independent Certified Accountants will be set and approved by the Board of Directors and reported to the next Annual Meeting.

                                     NOTICES

138. Subject to other provisions in these Articles and to any requirements according to the Companies Law published and/or to be published by the Ministry of Justice in relation to the serving of notices by the Company to its Shareholders, the following provisions will apply:

     The Company may serve a notice to any Member either by personal delivery or by sending it by mail (airmail if posted abroad) by letter in an envelope or other cover, pre-paid and addressed, to such Member to his address in Israel as is recorded in the Shareholders Register, or by sending it to the facsimile or other electronic mail address recorded in such Register.

139. A Shareholder whose registered address is outside of Israel may, from time to time, notify the Company in writing of an address in Israel and such address shall be deemed as the registered address within the meaning of the previous Article.

140. Notices relating to Shares held jointly by several persons shall be delivered to such person whose name appears first in the Shareholders Register, and a notice so delivered shall be deemed sufficient notice to all such Shareholders.

141. A notice or document having been sent by mail, by facsimilia or by other electronic mail to a Member or deposited at his registered address pursuant to these Articles, then notwithstanding the fact that such Member has deceased, whether or not the Company was aware of his demise, shall be deemed properly delivered in relation to any registered shares whether held by such Member individually or jointly with other persons, until such time as another person will be registered in his place as the owner or joint owners of such Shares, and such delivery shall be deemed for all purposes of these Articles as sufficient delivery of the notice or the documents to the personal representative as well as to all other persons, if any, jointly interested with him in such Shares.

142. Accidental non-delivery of a notice to a Member regarding a Meeting, or non-receipt of such notice by a Member, will not derogate from the validity of any resolution passed at such Meeting.


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